Exhibit 5.3

                                November 10, 2004

The South Financial Group Inc.
102 South Main Street
Greenville, South Carolina 29601

TSFG Capital Trust A
TSFG Capital Trust B
TSFG Capital Trust C
TSFG Capital Trust D
c/o The South Financial Group Inc.
102 South Main Street
Greenville, South Carolina 29601

TSFG Capital A LLC
TSFG Capital B LLC
TSFG Capital C LLC
TSFG Capital D LLC
c/o The South Financial Group Inc.
102 South Main Street
Greenville, South Carolina 29601

Ladies and Gentlemen:

         At your request, we are preparing this opinion, in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by The South Financial Group Inc., a South Carolina corporation (the "Company"), TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C and TSFG Capital Trust D, each a Delaware statutory trust (each, a "Trust" and, collectively, the "Trusts") and TSFG Capital A LLC, TSFG Capital B LLC, TSFG Capital C LLC and TSFG Capital D LLC, each a Delaware limited liability company (each, an "LLC" and, collectively, the "LLCs"), in connection with up to $750,000,000 aggregate initial offering price of:

          (a) senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities") and junior subordinated debt securities (the "Junior Subordinated Debt Securities," and collectively with the Senior Debt Securities and Subordinated Debt Securities, and the "Debt Securities") of the Company;

          (b) shares of common stock, par value $1.00 per share, of the Company (the "Common Stock");

          (c) shares of preferred stock, no par value, of the Company (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts");

          (d) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Company (the "Warrants");


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          (e) contracts to purchase or sell (i) Debt Securities, Common Stock,
     Preferred Stock or Depositary Shares of the Company, (ii) securities of an entity affiliated with the Company, including securities of the Trusts and the LLCs, (iii) securities of an entity unaffiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the securities listed in clauses (i), (ii) and (iii) of this paragraph, (iv) currencies or (v) commodities (the "Purchase Contracts");

          (f) units ("Units"), which are comprised of one or more of the Securities, as defined below or undivided interests in those Securities in any combination;

          (g) trust preferred securities of the Trusts, representing undivided preferred beneficial interests in the assets of the Trusts (the "Trust Preferred Securities") and debt securities of the Trusts issuable in lieu of cash in connection with the Trust Preferred Securities (the "Trust Debt Securities" and together with the Trust Preferred Securities, the "Trust Securities");

          (h) guarantees by the Company, on a junior subordinated basis, of the payment of distributions and the redemption or liquidation price of the Trust Preferred Securities and amounts due under the Trust Debt Securities (the "Trust Securities Guarantees");

          (i) senior debt securities of the LLCs (the "LLC Debt Securities");
     and

          (j) guarantees by the Company, on a junior subordinated basis, of the payment of principal and interest on the LLC Debt Securities (the "LLC Debt Securities Guarantees").

We refer to the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units, Trust Securities, Trust Securities Guarantees, LLC Debt Securities and LLC Debt Securities Guarantees collectively as the "Securities." We refer to the Company, the Trusts and the LLCs collectively as the "Registrants."

         We have reviewed the Registration Statement and the exhibits thereto. In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Registrants and certificates of public officials. In our examination, we have assumed (a) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (b) that each of such parties has the legal power to act in the respective capacity or capacities in which he, she or it is to act thereunder, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to the original documents of all documents submitted to us as copies and (e) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

         We have assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws,
(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by each applicable Registrant and the other party or parties thereto,
(v) the due organization and valid existence of each of the Registrants, (vi) the execution, delivery and performance of each of the Securities, the indentures, the Deposit Agreement, the Warrant Agreement, the Purchase

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Contracts, the Unit Documents, the Trust Securities Guarantee Agreements and the
LLC Debt Securities Guarantee Agreements (each as defined below) have been duly authorized by each of the issuers thereof or parties thereto, including the Registrants, and will not breach, conflict with or constitute a violation of (x) the certificate of incorporation, by-laws or any other charter or governing document of any such person, (y) any law or governmental rule or regulation or
(z) any order, writ, injunction, judgment or decree, or agreement, instrument or document to which any such person was or is bound or subject or by which any of its properties was or is bound, (vii) the applicable indenture(s) and/or the applicable guarantee agreements, as the case may be, will have been duly qualified under the Trust Indenture Act of 1939, as amended, (viii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and (ix) any Securities underlying any other Securities will have been duly authorized.

         Based upon and subject to the foregoing, we are of the opinion that:

               (1) When (i) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture filed as an exhibit to the Registration Statement and (ii) the applicable Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture filed as an exhibit to the Registration Statement, against delivery of the applicable consideration, the Debt Securities so issued will constitute valid and legally binding obligations of the Company, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (C) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon a default may be limited in certain circumstances.

               (2) When (i) the Company enters into a deposit agreement relating to the Depositary Shares with a depositary (the "Depositary") that conforms in all material respects to the description thereof in the Registration Statement and is governed by the laws of the State of New York (the "Deposit Agreement"), (ii) the Deposit Agreement has been duly executed and delivered by each of the parties thereto, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the shares of Preferred Stock underlying the Depositary Shares have been validly issued, fully paid and delivered to the Depositary against the delivery of the applicable consideration, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the shares of Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (3) When (i) the Company enters into a warrant agreement relating to the Warrants that conforms in all material respects to the description thereof in the Registration Statement and is governed by

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          the laws of the State of New York (the "Warrant Agreement"), (ii) the
          Warrant Agreement has been duly executed and delivered by each of the parties thereto, (iii) the terms of the Warrants, including the underlying Securities relating thereto, and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration, the Warrants will constitute valid and legally binding obligations of the Company, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (4) When (i) the Company enters into the Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement and are governed by the laws of the State of New York, (ii) the Purchase Contracts have been duly executed and delivered by each of the parties thereto, (iii) the terms of the Purchase Contracts and the underlying Securities relating thereto and their issuance and sale have been duly established, and (iv) the Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and legally binding obligations of the Company, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (5) When (i) the Company establishes the Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, including the component securities contained therein, which documents conform in all material respects to the description thereof in the Registration Statement and are governed by the laws of the State of New York (the "Unit Documents"), (ii) the Units and Unit Documents have been duly executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) and the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and legally binding obligations of the Company, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (C) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon a default may be limited in certain circumstances.

               (6) When (i) the guarantee agreement relating to the Trust Securities Guarantee (the "Trust Securities Guarantee Agreement") has been duly executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (ii) the amended and restated trust agreement relating to

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          the issuance of Trust Securities by such Trust (the "Amended and
          Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto, substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the corresponding Junior Subordinated Debt Securities or LLC Debt Securities and of their issuance and sale have been duly authorized and established in conformity with the applicable indenture filed as an exhibit to the Registration Statement, and the Junior Subordinated Debt Securities or LLC Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold to such Trust as contemplated in the Registration Statement,
          (iv) the terms of the Trust Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust's Amended and Restated Trust Agreement, and (v) the Trust Securities have been duly executed, authenticated and issued and sold in accordance with the Amended and Restated Trust Agreement, against payment of the applicable consideration, and constitute legal and valid obligations of the applicable Trust, the Trust Securities Guarantee relating to the Trust Securities of such Trust will constitute valid and legally binding obligations of the Company, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

               (7) When (i) the terms of the corresponding LLC Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture filed as an exhibit to the Registration Statement and (ii) the LLC Debt Securities and LLC Debt Securities Guarantee have been duly executed and authenticated in accordance with the applicable indenture and issued and sold to a Trust as contemplated in the Registration Statement, against payment of the applicable consideration, the LLC Debt Securities will constitute valid and legally binding obligations of the applicable LLC and the related LLC Debt Securities Guarantees will constitute valid and legally binding obligations of the Company, except in each case that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (C) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon a default may be limited in certain circumstances.

         We are members of the Bar of the State of New York and do not purport be experts in, or to express any opinions concerning the laws of, any jurisdiction other than the laws of the State of New York.

         Wyche, Burgess, Freeman & Parham, P.A. is hereby permitted to rely on this opinion as to the matters set forth in this opinion. We consent to the filing of this opinion as an exhibit to the registration statement covering the sale of the Securities and to the reference to our firm under the caption "Legal Matters" contained therein. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Cahill Gordon & Reindel LLP


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